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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Intelligroup, Inc.:

     As independent public accountants, we hereby consent to the use of our report and all references to our firm included in or made part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Princeton, New Jersey
June 13, 1997